UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
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CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)

Earliest Event Date requiring this Report:    June 8, 2016
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CAPSTONE COMPANIES, INC.
(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)
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FLORIDA	000-28331	84-1047159
(State of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

350 Jim Moran Blvd.
Suite 120
Deerfield Beach, Florida 33442
(Address of principal executive offices)

(954) 570-8889
(Registrant's telephone number, including area code)

5.03           Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

Amendment to Articles of Incorporation. On June 8, 2016, the Capstone Companies, Inc., a Florida corporation and the registrant, ("Company") filed an amendment to its Amended and Restated Articles of Incorporation ("Amendment") with the Secretary of State of the State of Florida, which amendment is attached hereto as Exhibit 3.1 to this Report.  The Amendment was approved by Company shareholders on May 24, 2016 and the Amendment provide for: (1) a 1-for-15 reverse stock split ("Reverse Stock Split") of the Company's Common Stock, $0.0001 par value per share, ("Common Stock") and (2) amending Article VI of the Amended and Restated Articles of Incorporation to allow the Company board of directors to change certain provisions of the Amended and Restated Articles of Incorporation in the future, to the limited extent allowed under Florida law and without shareholder approval or consent.

Effectiveness.  The Reverse Stock Split will not be effective in the marketplace for the Common Stock until approved by the Financial Industry Regulatory Authority or "FINRA."  The Company filed for FINRA approval of the Reverse Stock Split on June 1, 2016, which application is pending FINRA review and approval as of the date of this Report.  The Company mailed the Information Statement for the Amendment to Common Stock shareholders on June 6, 2017 and, as such, the Amendment will be effective for federal law purposes as of June 27, 2016.  Subject to FINRA approval, the Reverse Stock Split is anticipated to be effective for the Common Stock's marketplace on or about July 22, 2016, or such other date allowed by FINRA.

Item 9.01 — Financial Statements and Exhibits

(c) Exhibits:

Exhibit Number	Description of Exhibit
3.1	Amendment to Amendment and Restated Articles of Incorporation of Capstone Companies, Inc., dated June 7, 2016.

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAPSTONE COMPANIES, INC.

Date:   June 8, 2016

By: /s/ James McClinton
James McClinton, Chief Financial Officer